EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2001 relating to the financial statements of Kansas City Southern Industries, Inc., which appears in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
May 14, 2001